SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  / /

Filed by a Party other than the Registrant  X

Check the appropriate box:

X                Preliminary Proxy Statement                 / /   Confidential, for Use of the Commission
/ /              Definitive Proxy Statement                        Only (as permitted by Rule 14a-6(e) (2))
/ /              Definitive Additional Materials
/ /              Soliciting Material Pursuant to Rule 14a-11(c) or 14A-12

                     COMMUNICATIONS AND ENTERTAINMENT CORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

X                $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2)
                 of Schedule 14A.

/ /              $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /              Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                 (1) Title of each class of securities to which transaction applies:

                 (2) Aggregate number of securities to which transaction applies:

                 (3) Per unit price or other underlying value of transaction computed pursuant to
                    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 (4) Proposed maximum aggregate value of transaction:

                 (5) Total fee paid:

/ /              Fee paid previously with preliminary materials.

/ /              Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
                 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 (1) Amount Previously Paid:

                 (2) Form, Schedule or Registration Statement No.:

                 (3) Filing Party

                 (4) Date Filed:

                     COMMUNICATIONS AND ENTERTAINMENT CORP.
                             1875 CENTURY PARK EAST
                                   SUITE 2130
                         LOS ANGELES, CALIFORNIA 90067

                                                                October 23, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Communications and Entertainment Corp. (the "Company") to be held on November 22, 1996, at 10:00 a.m., at The New York Marriott Financial Center, 85 West Street, New York, New York 10006. Notice of the Annual Meeting, the Proxy Card, and the Company's 1996 Annual Report are enclosed with this Proxy Statement.

    This year we are asking you to elect four (4) Directors of the Company to serve until the 1997 Annual Meeting of Stockholders, to approve amendments to the Company's Articles of Incorporation providing for a change of name of the Company and an increase in the number of authorized shares of the Company's Common Stock, and to ratify the Board of Directors' selection of independent auditors for the year ending June 30, 1997.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND THE PROPOSALS.

    At the Annual Meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

    Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy in the enclosed postage prepaid envelope in order to make certain that your shares will be represented at the Annual Meeting.

    Thank you for your cooperation.

                                          Sincerely,
                                          n81813mb.g01,1420,540,H

                                          IRA N. SMITH
                                          Co-Chairman of the Board

                     COMMUNICATIONS AND ENTERTAINMENT CORP.
                             1875 CENTURY PARK EAST
                                   SUITE 2130
                         LOS ANGELES, CALIFORNIA 90067
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 22, 1996

To the Stockholders of Communications and Entertainment Corp.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of COMMUNICATIONS AND ENTERTAINMENT CORP., a Nevada corporation (the "Company"), will be held at The New York Marriott Financial Center, 85 West Street, New York, New York 10006, on November 22, 1996 at 10:00 a.m., local time, for the following purposes:

        1. To elect a board of four (4) directors to serve for a term of one (1) year;

        2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company from "Communications and Entertainment Corp." to "Odyssey Pictures Corporation."

        3. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $.01 per share, from 6,666,666 shares to 40,000,000 shares.

        4. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending June 30, 1997; and

        5. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on October 16, 1996 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote, at the Meeting.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

    You may revoke your proxy for any reason at any time prior to the voting thereof and if you attend the Meeting in person, you may withdraw the proxy and vote your own shares.

                                          By Order of the Board of Directors
                                          STEPHEN R. GREENWALD
                                          CHIEF EXECUTIVE OFFICER

New York, New York
October 23, 1996

                     COMMUNICATIONS AND ENTERTAINMENT CORP.
                             1875 CENTURY PARK EAST
                                   SUITE 2130
                            LOS ANGELES, CALIFORNIA

                              -------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 22, 1996

                              -------------------

                                  INTRODUCTION

    The Proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Communications and Entertainment Corp., a Nevada corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at The New York Marriott Financial Center, 85 West Street, New York, New York 10006, on November 22, 1996 at 10:00 a.m., local time, or at any adjournments thereof.

    The principal executive offices of the Company are located at 1875 Century Park East, Suite 2130, Los Angeles, California 90067. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is October 23, 1996.

    On March 6, 1996, the Company declared a reverse one-for-six stock split (the "Reverse Split") of its Common Stock, effective on March 18, 1996. All share amounts and per share prices in this Proxy Statement with respect to the Common Stock have been adjusted to give effect to the Reverse Split.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on October 16, 1996, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 2,591,242 shares of the Company's common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

                               VOTING OF PROXIES

    Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted in accordance with the recommendations of the Company's Board of Directors (the "Board of Directors") as indicated in this Proxy Statement. The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company, by execution of a subsequent Proxy that is presented at the Meeting, or by voting in person at the Meeting, in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Proxies marked as abstaining with respect to the proposals to amend the Company's Articles of Incorporation and to ratify the appointment of independent auditors will have the effect of a vote against such proposals.

    The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company and its transfer agent, Continental Stock Transfer & Trust Company (which will receive a nominal fee in connection with any such efforts). The Company will, upon request, reimburse brokerage houses and persons holding shares of Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information concerning ownership of Common Stock, as of October 16, 1996, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director and executive officer and by all directors and executive officers of the Company as a group.

              NAME AND ADDRESS                                              SHARES          PERCENTAGE
            OF BENEFICIAL OWNER                      STATUS           BENEFICIALLY OWNED     OF CLASS
--------------------------------------------   -------------------    ------------------    ----------
Jerry Silva.................................           --                    133,739(1)         5.16%
P.O. Box 808
Long Beach, NY 11561
Lawrence I. Schneider.......................   Director, Nominee             438,434(2)        15.12%
450 Park Avenue
New York, NY 10022
Robert E. Miller, Jr........................   Director, Nominee             177,333(3)         6.57%
900 4th Avenue
Seattle, WA 98164
Ira N. Smith................................   Director, Nominee,            319,018(4)        11.36%
421 W 54th Street                              President
New York, NY 10019
Stephen R. Greenwald........................   Director, Nominee,            319,018(5)        11.36%
380 Lexington Ave.                             Chief Exec. Officer
New York, NY 10168
Joshua B. Grode.............................   Executive                      33,333(6)         1.27%
1875 Century Park East                         Vice-Pres.
Los Angeles, CA 90067
All Executive Officers & Directors as a                                    1,287,136(7)        37.06%
  Group
  (6 Persons)...............................

------------

(1) Includes presently-exercisable options to purchase 1,667 shares of Common Stock and 1,845 shares of Common Stock held in an individual retirement account maintained for Mr. Silva's benefit; does not include 12,500 shares of Common Stock owned by Steven Silva, Mr. Silva's son, as to which shares Mr. Silva disclaims beneficial ownership.

(2) Includes presently exercisable options to purchase 308,333 shares of Common Stock, 83,333 of which are held by Global Capital Resources, Inc., an affiliated corporation.

(3) Includes presently exercisable options to purchase 106,666 shares of Common Stock; also includes 61,167 shares held jointly with Mr. Miller's wife, and 9,500 shares held in an individual retirement account for Mr. Miller's wife, as to which latter shares Mr. Miller disclaims beneficial ownership.

(4) Includes presently exercisable options to purchase 216,667 shares of Common Stock.

(5) Includes presently exercisable options to purchase 216,667 shares of Common Stock.

(6) Includes presently exercisable options to purchase 33,333 shares of Common Stock.

(7) Includes presently exercisable options to purchase 881,666 shares of Common Stock.

                          CHANGE IN MANAGEMENT CONTROL

    A change in the entire Board of Directors of the Company (the "Board") occurred on April 12, 1995 pursuant to the terms of a Settlement Agreement, dated as of March 31, 1995 (the "Settlement Agreement"), by and among Robert Hesse, Shane O'Neil, Lawrence I. Schneider, Henry N. Schneider, Robert E. Miller, Jr., Russell T. Stern, Jr. (collectively, the "CECO Shareholders Committee"), the Company, Global Intellicom, Inc., and each of Jerry Silva, Robert Ferraro, N. Norman Muller, Thomas W. Smith and David A. Mortman (constituting all the directors of the Company at the time of the execution of the Settlement Agreement and hereinafter referred to collectively as the "Former Directors") and others.

    As contemplated by the Settlement Agreement, on April 11, 1995, the Former Directors increased the size of the Board from five to six directors and elected Henry N. Schneider, a designee of the CECO Shareholders Committee, a new director effective upon the closing of the Settlement Agreement. The closing of the Settlement Agreement occurred on April 12, 1995 and, upon the closing, the resignations of the Former Directors became effective. After the closing, Henry
N. Schneider, as the sole remaining director of the Company, elected Lawrence I. Schneider, Russell T. Stern, Jr., Patrick J. Haynes, III and Robert E. Miller, Jr. as new directors of the Company. In addition to the change in the composition of the Board, the Settlement Agreement provided for the settlement of all outstanding litigation between the Company and the CECO Shareholders Committee. The CECO Shareholders Committee was a group of stockholders of the Company originally formed to effect a change in the Company's management. The CECO Shareholders Committee disbanded upon the closing of the Settlement Agreement. Effective September 8, 1995, each of Messrs. Haynes, Henry N. Schneider and Stern resigned as directors of the Company and were replaced by Stephen R. Greenwald and Ira N. Smith, each of whom was appointed to the Board by the remaining members thereof on such date. At a meeting of the Board on March 6, 1996, the number of Directors was fixed at four (4).

                       PROPOSAL I--ELECTION OF DIRECTORS

    At the Meeting, four (4) directors, constituting the entire Board of Directors, are to be nominated for election to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All nominees for director are currently directors of the Company. Management has no reason to believe that any of the nominees will not remain a candidate for election at the date of the Meeting. Should any of the nominees not then remain a candidate, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

    Set forth below is information regarding the current ages and business experience of the current directors of the Company.

    STEPHEN R. GREENWALD (56) is Chief Executive Officer and Co-Chairman in the Office of the Chairman of the Company. Since 1990, Mr. Greenwald has been a consultant to banks and other clients in the media and film business, most recently having served as Chief Executive Officer of Vision International, an international film distribution company based in Los Angeles, from February 1994 through June, 1996. Mr. Greenwald has also been involved in financing and distributing independently produced motion pictures, including, among others, "Blue Velvet," "Dune," "King of Comedy,"

"Ragtime," "Crimes of the Heart" and "Manhunter." Together with Ira Smith, Mr. Greenwald co-produced the film "Amityville II: The Possession."

    IRA N. SMITH (56) is President and Co-Chairman in the Office of the Chairman of the Company. During the period from 1987 through 1994, Mr. Smith served in various executive capacities (including Chairman, Chief Executive Officer and Chief Financial Officer) of Music Theater International, an organization which licenses rights to musicals in secondary markets. During the period from 1988 through June 1995, Mr. Smith also served as Vice-Chairman and Chief Executive Officer of the Alexander Doll Company ("Alexander"), a manufacturer of collectible and specialty dolls. In April 1995, Alexander filed a voluntary petition for bankruptcy under Chapter 11 of the federal bankruptcy laws. The company remained as a debtor in possession and in June, 1995, the bankruptcy court authorized the sale of all of the assets of the company to an unaffiliated third party. In December 1995, following the sale of the company's assets, the court signed an order directing the company to pay to creditors 100% of allowed priority claims and 85% of allowed general unsecured claims. During the period from 1992 to date, Mr. Smith has also served as Chairman of SESAC, Inc., one of three United States performing rights licensing organizations. Prior to 1987, Mr. Smith was actively engaged in financing motion pictures and film projects, including, among others, "Three Days of the Condor," "Dune," "King of Comedy," "SOB," "Amityville 3-D," "Conan the Barbarian," "Halloween II" and "Halloween III." Together with Mr. Greenwald, Mr. Smith co-produced the film "Amityville
II: The Possession."

    LAWRENCE I. SCHNEIDER (59) serves as Co-Chairman in the Office of the Chairman of the Company. Mr. Schneider is a private investor and has been Chairman of Global Capital since January 1994. from 1987 to December 1993, Mr. Schneider was a principal of S&S Investments, a private investment firm.

    ROBERT E. MILLER JR. (49) is a private investor and principal shareholder of Word Power Incorporated d/b/a Hollywood North Productions, a privately-held development company for feature films and movies-of-the-week. Mr Miller is also Associate Director of Trade Task Group, Inc., a strategic planning consulting firm where he has served as manager of client development since 1984. He is also a board member emeritus of the International Standards Institute and a member of the board of advisors of the World Film Institute, sponsors of "The Family Film Awards."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    For the fiscal year ended June 30, 1996, there were six meetings and/or written consents in lieu of meetings of the Board of Directors. All nominees attended or consented to in excess of 75% of the meetings (and consents in lieu of meetings) of the Board of Directors in the prior fiscal year. The Board of Directors does not presently have any standing nominating, audit or compensation committees, the customary functions of such committees being performed by the entire Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company during the fiscal year ended June 30, 1996, the Company's officers, directors and greater than 10% stockholders complied with all filing requirements under Section 16(a) except that (i) Mr. Miller failed to timely file two Form 4's reporting two transactions in options for Common Stock,
(ii) Mr. Schneider failed to timely file one Form 3 reflecting his appointment to the Board of Directors, and one Form 4 reporting two transactions in options for Common stock, and (iii) Mr. Greenwald and Mr. Smith each failed to timely file one Form 3 reflecting their respective appointments to the Board of Directors, and one Form 4 reporting one transaction for each of them in options for Common Stock.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below are the names, ages and positions of the executive officers of the Company:

NAME                            AGE                          POSITION
-----------------------------   ---   -------------------------------------------------------

Stephen R. Greenwald.........   56    Chief Executive Officer; Co-Chairman in the Office of
                                      the Chairman; Director

Ira N. Smith.................   56    President; Co-Chairman in the Office of the Chairman;
                                      and Director

Lawrence I. Schneider........   59    Co-Chairman in the Office of the Chairman; and Director

Joshua B. Grode..............   31    Executive Vice-President

Marvin Grossman..............   50    Executive Vice-President and Chief Financial Officer

    The following is a biographical summary of the executive officers of the Company other than Messrs. Greenwald, Smith and Schneider who are described above.

    JOSHUA B. GRODE has served as Executive Vice-President of the Company since April 1996, primarily responsible for project development. During the five year period prior to his employment with the Company, Mr. Grode was a practicing attorney in California, first practicing corporate law with the firm Christensen, White, Miller, Fink & Jacobs, and then practicing entertainment law with the entertainment law firm of Bloom, Dekom, Hergott & Cook. During the two years he was employed at Bloom, Dekom, Mr. Grode worked closely with the head of the firm, Jake Bloom, and was responsible for packaging numerous motion pictures and television productions. Prior to attending law school, Mr. Grode worked for movie producer Roger Corman and as an intern, and later as junior creative executive, for academy award winning director and producer Sydney Pollak.

    MARVIN GROSSMAN has served as Executive Vice-President and Chief Financial Officer of the Company since June 1996. For the two year period prior thereto, Mr. Grossman served as Executive Vice-President and Chief Financial Officer of Vision International, a company engaged in the international film distribution business. Prior thereto, Mr. Grossman maintained an independent accounting practice and served as a consultant to Credit Lyonnais Bank and Bank of America in connection with bankruptcy matters and workout arrangements. During the period from 1991 through 1993, he also served as Chief Financial Officer of Post Logic, a company engaged in audio and post production services.

EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer of the Company, the four (4) most highly compensated executive officers who were executive officers as of June 30, 1996, and two (2) other individuals who held executive positions with the Company during a portion of the fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION            ------------
                                         -----------------------------------     SECURITIES
          NAME AND             FISCAL                           OTHER ANNUAL     UNDERLYING      ALL OTHER
     PRINCIPAL POSITION         YEAR     SALARY        BONUS    COMPENSATION      OPTIONS       COMPENSATION
----------------------------   ------    -------       -----    ------------    ------------    ------------
Stephen R. Greenwald........     1996     60,000(1)(2)  --         --              216,667(2)      75,000(1)(2)
Chief Executive Officer;         1995      --           --         --               --             --
Co-Chairman                      1994      --           --         --               --             --

Ira N. Smith................     1996     60,000(1)     --         --              216,667         75,000(1)
President; Co-Chairman           1995      --           --         --               --             --
                                 1994      --           --         --               --             --

Lawrence I. Schneider(2)....     1996     60,000(1)     --         --              216,667         75,000(1)
Co-Chairman                      1995      --           --         --                8,333         --
                                 1994      --           --         --               --             --

Joshua B. Grode(3)..........     1996     24,872        --         --               33,333         --
Executive Vice-President         1995      --           --         --               --             --
                                 1994      --           --         --               --             --

Marvin Grossman(4)..........     1996      --           --         --               --             --
Chief Financial Officer          1995      --           --         --               --             --
                                 1994      --           --         --               --             --

Shane O'Neil(5).............     1996    167,214        --         --               15,000         --
President                        1995     85,519        --         --               16,666         --
                                 1994      --           --         --               --             --

Jay Behling(6)..............     1996    135,385        --         --               12,500         --
Chief Financial Officer          1995     95,573        --         --               --             --
                                 1994    127,250        --         --               --             --

------------

(1) Messrs. Greenwald, Smith and Schneider each deferred $75,000 of their annual compensation during the fiscal year ended June 30, 1996 pursuant to the terms of their respective compensation agreements with the Company. Pursuant to such agreements, Messrs. Greenwald, Smith and Schneider were issued convertible promissory notes for the amount of such deferred compensation, payable in full within twelve months from the date of issue with interest at 2% over prime. Such notes were converted into shares of Common Stock of the Company on June 10 and June 30, 1996 at the average closing bid price in effect for the Common Stock for the 10-day trading period immediately preceding the date of each respective election. On June 10, $60,000 of each note (plus accrued interest) was converted into 83,120 shares of Common Stock at a price of $.75 per share, and on June 30, $15,000 of each note was converted into 19,231 shares of Common Stock at a price of $.78 per share. See "Compensation Agreements, Termination of Employment and Change-in-Control Arrangements" for a more detailed explanation of the terms of the compensation agreements between the Company and each of Messrs. Greenwald, Smith and Schneider. Such compensation agreements became effective on October 1, 1995.

(2) The cash compensation, stock awards and stock options reflected as being paid to or received by Mr. Greenwald in the foregoing table were actually paid to or received by G & H Media, Ltd., a consulting firm of which Mr. Greenwald is a principal and controlling party. The compensation to Mr. Greenwald does not include compensation paid to a law firm of which Mr. Greenwald is a member, and the compensation to Mr. Schneider does not include compensation (in the form of stock options) paid to an affiliated corporation for financial consulting services rendered to the Company. See "Certain Relationships and Related Transactions."

(3) Mr. Grode commenced employment with the Company on April 1, 1996. His present salary is at the rate of $100,000 per annum.

(4) Although Mr. Grossman was elected to his present position with the Company on May 22, 1996, he did not begin to receive compensation from the Company until the beginning of the 1997 fiscal year (i.e., July 1, 1996). His present salary is at the rate of $100,000 per annum.

(5) Mr. O'Neil was relieved of his responsibilities as President of the Company effective March 26, 1996, although he continued to receive consulting compensation through the end of the 1996 fiscal year through an affiliated company, Cerberus, Inc.

(6) Mr. Behling was relieved of his responsibilities as Chief Financial Officer effective May 22, 1996, although he has continued to receive consulting compensation from the Company.

OPTIONS/STOCK APPRECIATION RIGHTS

    The following table provides information with respect to stock options and stock appreciation rights ("SARs") granted to the named executive officers during the fiscal year ended June 30, 1996.

                                                                                        POTENTIAL REALIZED
                                                 INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                ---------------------------------------------------      ANNUAL RATES OF
                                              % OF TOTAL                                      STOCK
                                NUMBER OF      OPTIONS                                  PRICE APPRECIATION
                                SECURITIES    GRANTED TO                                       FOR
                                UNDERLYING    EMPLOYEES     EXERCISE                       OPTION TERMS
                                 OPTIONS      IN FISCAL     PRICE PER    EXPIRATION    --------------------
    NAME                         GRANTED         YEAR         SHARE         DATE          5%         10%
-----------------------------   ----------    ----------    ---------    ----------    --------    --------
Stephen R. Greenwald.........      16,667(1)      2.3%       $ 2.832       10/28/98    $  7,433    $ 15,617
                                  200,000(1)     28.1%       $ 1.875        3/06/01    $103,200    $228,800

Ira N. Smith.................      16,667         2.3%       $ 2.832       10/28/98    $  7,433    $ 15,617
                                  200,000        28.1%       $ 1.875        3/06/01    $103,200    $228,800

Lawrence I. Schneider(3).....      16,667         2.3%       $ 2.832       10/28/98    $  7,433    $ 15,617
                                  200,000        28.1%       $ 1.875        3/06/01    $103,200    $228,800

Joshua B. Grode..............      33,333         4.7%       $ 1.875        3/06/01    $ 17,200    $ 38,132

Marvin Grossman..............      --           --             --            --           --          --

Shane O'Neil.................      15,000(2)      2.1%       $  1.50        3/26/99    $  3,525    $  7,350

Jay Behling..................      12,500         1.7%       $ 2.832        8/28/99    $  5,424    $ 11,626

------------

(1) The stock options reflected as being issued to Stephen R. Greenwald in the foregoing table were actually issued to G & H Media, Ltd., a consulting firm of which Mr. Greenwald is a principal and controlling party.

(2) The stock options reflected as being issued to Shane O'Neil in the foregoing table were actually issued to Cerberus, Inc., a consulting firm of which Mr. O'Neil is a principal and controlling party.

(3) The chart does not reflect options for 83,333 shares issued to Global Capital Resources, Inc., an affiliate of Mr. Schneider, for financial consulting services rendered to the Company. See "Certain Relationships and Related Transactions."

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTIONS/SAR VALUE TABLE

    The following table provides information on options/SAR exercises in the fiscal year ended June 30, 1996 by the named executive officers and the value of such officers' unexercised options/SARs at June 30, 1996.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                              SHARES                       OPTIONS AT YEAR END             IN-THE-MONEY OPTIONS
                            ACQUIRED ON     VALUE      ----------------------------    ----------------------------
    NAME                     EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------   -----------    --------    -----------    -------------    -----------    -------------
Stephen R. Greenwald.....       --            --         216,667         --                 0            --

Ira N. Smith.............       --            --         216,667         --                 0            --

Lawrence I.
Schneider(1).............       --            --         225,000         --                 0            --

Joshua B. Grode..........       --            --          33,333         --                 0            --

Marvin Grossman..........       --            --          --             --              --              --

Shane O'Neil.............       --            --          31,666         --                 0            --

Jay Behling..............       --            --          12,500         --                 0            --

------------

(1) The chart does not reflect options for 83,333 shares issued to Global Capital Resources, Inc., an affiliate of Mr. Schneider, for financial consulting services rendered to the Company. See "Certain Relationships and Related Transactions."

DIRECTOR COMPENSATION

    The Company does not have any standard arrangements pursuant to which directors of the Company are compensated for services provided as a director. Nevertheless, during the fiscal year ended June 30, 1996, Messrs. Schneider, Greenwald and Smith were each issued 16,667 stock options in consideration of serving on the Board of Directors of the Company. Such options are exercisable for the three year period commencing October 28, 1995 at an exercise price of $2.83 per share. In addition, during the 1996 fiscal year, the Board of Directors granted to Robert Miller, the only outside director on the Company's Board of Directors, stock options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $1.875 per share. Such options were issued on March 6, 1996 and are exercisable for the five-year period ending March 6, 2001. Mr. Miller abstained on the voting which authorized the issuance of such stock options to Mr. Miller.

    All directors are entitled to reimbursement for expenses reasonably incurred in attending Board of Directors' meetings.

COMPENSATION AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

    On October 1, 1995, Messrs. Greenwald, Smith and Schneider executed compensation agreements with the Company (the "Agreements") pursuant to which the named parties agreed to render management services to the Company for a three year period ending October 1, 1998. Pursuant to these Agreements, each of the parties agreed to serve as a Co-Chairman in the Office of the Chairman of the Company and, in addition, Mr. Greenwald agreed to serve as Chief Executive Officer. (In March, 1996, Mr. Smith also agreed to serve as President of the Company). The Agreements were superseded by agreements executed on March 6, 1996. The subsequent agreements (also defined as the "Agreements") were substantially identical to the original Agreements in all material respects with respect to cash compensation but did not contain any provisions regarding the issuance of stock options. In addition, the latter Agreements clarified the parties' employment status with the Company.

    The Agreements provide for compensation at the rate of $15,000 per month, $20,000 per month and $25,000 per month during the first, second and third years of the respective terms of the Agreements. In addition, in the event the annual budget and income projections of the Board are met for any 12 month period during the term of the Agreements, then each party will be entitled to receive one-third of 2% of the budgeted gross income for such twelve month period, and an additional one-third of 5% of the gross income, if any, in excess of the budgeted gross income.

    In the event any Agreement is terminated due to death or disability, then the estate of the decedent or the representatives of the disabled party will be entitled to receive full compensation for the greater of twelve months or the balance of the term of the Agreement.

    Each of Messrs. Greenwald, Smith and Schneider agreed that with respect to each calendar quarter during the term of his respective Agreement, the following percentage of his compensation would be paid: (i) no payment if the current assets of the Company as of the end of the previous calendar quarter are less than $500,000; (ii) one-third if the current assets as of the end of the previous calendar are more than $500,000, but less than $1,000,000; (iii) two-thirds if the current assets as of the end of the previous calendar quarter are more than $1,000,000 but less than $1,500,000; and (iv) full payment if the current assets as of the end of the previous calendar quarter are more than $1,500,000. For purposes of the Agreement, "current assets" are defined as accounts and contract receivables due within 12 months plus cash and cash equivalents. Any portion of the compensation not paid would accrue and be paid in twelve months with interest pursuant to a promissory note issued by the Company, provided that the note could be converted into Common Stock of the Company at any time prior to payment in full at the average closing bid price in effect for the Common Stock for the 10-day trading period immediately preceding the date of the conversion election.

    During the quarter ended December 31, 1995, each of Messrs. Greenwald, Smith and Schneider accrued 100% of their compensation for the quarter, or $45,000 each. During each of the next two quarters, they accrued one-third of their compensation, or a total of $30,000 each. On June 10 and June 30, 1996, each of Messrs. Greenwald, Smith and Schneider converted their accrued compensation of $75,000 (plus accrued interest) into a total of 102,351 shares of Common Stock at prices of $.75 and $.78 per share, respectively. See "Executive Compensation."

COMPENSATION COMMITTEE REPORT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Executive officer compensation is determined by the entire Board of Directors, consisting of Messrs. Greenwald, Smith, Schneider and Miller. The Board has not appointed or designated a separate compensation committee to determine or set executive compensation. With the exception of Robert Miller, all members of the Board of Directors are executive officers of the Company and all are subject to compensation agreements containing substantially the same terms and provisions. See "Compensation Agreements, Termination of Employment and Change-in-Control Arrangements." The Board's executive compensation policy is intended to attract and retain key executives, compensate them at appropriate levels and provide them with both cash and equity incentives to enhance the Company's value for all of its stockholders. Although the compensation agreements entered into by Messrs. Greenwald, Smith and Schneider were not determined by arms-length negotiation between such individuals and the Company, the Board of Directors believes that the compensation paid to such individuals is comparable to, if not less than, the compensation paid to executives of other comparable companies in the film and entertainment industry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Lawrence I. Schneider, a member of the Board of Directors of the Company and one of three Co-Chairmen in the Office of the Chairman of the Company, is a principal of Global Capital Resources, Inc., a New York based financial consulting services firm ("Global Capital"). During the 11 month period from May, 1995 through March, 1996, Global Capital rendered financial consulting services to the Company in connection with the change of management control of the Company. Such services were rendered to the Company at the agreed upon rate of $15,000 per month. However, in order to conserve the cash resources of the Company, Global Capital agreed to accept stock options from the Company in lieu of a cash payment. On March 6, 1996, the Board of Directors of the Company (with Mr. Schneider abstaining from the voting) authorized the issuance to Global Capital of stock options to purchase 83,333 shares of Common Stock of the Company, exercisable over a five-year period at the exercise price of $1.875 per share (after adjustment for the Reverse Split).

    On August 1, 1996, the Board of Directors of the Company offered to reimburse the members of the CECO Shareholders Committee in kind for all expenses incurred by such members in connection with the change of management control of the Company effected in April, 1995. (See "Change in Control"). The Board offered to reimburse such expenses by issuing stock options to the committee members in an amount equal to one and one-third times the amount of such expenses. Robert Miller, a director of the Company, agreed to accept options to purchase 40,000 shares of the Company's Common Stock, exercisable over a five-year period at an exercise price of $.75 per share, representing the then current market price of the Company's Common Stock on the date of grant. In exchange, Mr. Miller released his claim for reimbursement of approximately $30,000 of expenses incurred by Mr. Miller in connection with the change of control. Lawrence I. Schneider, a director of the Company and also a member of the CECO Shareholders Committee, has not agreed to accept options in lieu of his claim for reimbursement of expenses in connection with the change of control.

    During the fiscal year ended June 30, 1996, the law firm of Herbst & Greenwald, of which Mr. Greenwald, a director of the Company, is a member, received fees for legal services rendered to the Company in the amount of $2,500.

                            COMMON STOCK PERFORMANCE

    The Securities and Exchange Commission requires the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return (a) of a broad equity market index, and
(b) of a published industry group or peer group. The performance graph set forth below compares the performance of the Company's Common Stock with that of the NASDAQ Stock Market Index (US Companies) and a broad peer group (weighted based on market capitalization) consisting of 86 companies with lines of business comparable to those of the Company for which market quotations are available. The peer group consists of Nasdaq companies whose Standard Industrial Codes are indicative of companies in the motion picture production and/or distribution business. The performance graph was prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                     COMMUNICATIONS AND ENTERTAINMENT CORP.




$300


                                                                                                 261.4


$200                                                                         203.6

                                         162.1
                                         151.1            152.5

                       120.1                              125.7              127.7
$100   100.0
                        93.7
                        89.2                                                                      82.8
                                           79.5

                                                           33.7
  $0                                                                          16.9                 9.4

     6/28/91           6/30/92           6/30/93           6/30/94           6/30/95           6/28/96





Symbol   CRSP Total Returns Index for:      6/28/91  6/30/92  6/30/93  6/30/94  6/30/95  6/28/96
------------------------------------------------------------------------------------------------
         Communications and
           Entertainment Corp.              100.0     89.2     79.5      33.7     16.9      9.4

         Nasdaq Stock Market
           (US Companies)                   100.0    120.1    151.1     152.5    203.6    261.4

         Peer Index for Nasdaq Stocks
           (US Companies)                   100.0     93.7    162.1     125.7    127.7     82.8
------------------------------------------------------------------------------------------------


Notes:
    A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.00 on 6/28/91.
    E. No trading activity recorded for Communications and Entertainment Corp. after 5/1/96.





                      PROPOSALS II AND III--AMENDMENTS TO
                    THE COMPANY'S ARTICLES OF INCORPORATION

CHANGE OF NAME

    The Board of Directors has approved an amendment to Article First of the Company's Articles of Incorporation to change the name of the Company from "Communications and Entertainment Corp." to "Odyssey Pictures Corporation." The Board of Directors believes that the name "Odyssey Pictures Corporation" is not only more distinct and more easily recognizable than the present name, but also more descriptive of the Company's core business. The Board of Directors has therefore recommended the change of the Company's name to "Odyssey Pictures Corporation."

    The Board of Directors recommends that stockholders consider and approve a proposal to amend Article First of the Articles of Incorporation. The text of the proposed amendment is as follows:

    "FIRST: The name of the corporation (the "corporation") is Odyssey Pictures Corporation."

    If the proposed amendment is approved, a Certificate of Amendment amending the Articles of Incorporation will be filed with the office of the Secretary of State of the State of Nevada as promptly as practicable thereafter and the name change would become effective on the date of such filing.

INCREASE IN AUTHORIZED SHARES

    The Board of Directors has approved an amendment to its Articles of Incorporation, subject to shareholder approval, which would increase from 6,666,666 to 40,000,000 the number of authorized shares of Common Stock of the Company. If the stockholders approve the amendment, the Articles of Incorporation of the Company will be amended, as proposed by the Board of Directors, to increase the number of authorized shares of Common Stock to 40,000,000.

    At the present time, there are 2,591,242 shares of Common Stock outstanding, with an additional 1,221,374 reserved for issuance upon the exercise of outstanding warrants. Accordingly, the Company has only approximately 2,854,050 authorized shares of Common Stock that are not already issued, reserved or expected to be reserved for issuance.

    The Board of Directors is seeking to increase the amount of authorized Common Stock not only in connection with the consummation of a current transaction which involves the issuance, or reservation for issuance, of 3,000,000 shares of Common Stock (the "Current Financing"), but also in connection with future financings as well. Pursuant to the terms of the Current Financing, an unaffiliated third party investor has agreed to purchase 1,000,000 shares of Common Stock from the Company in consideration of $750,000, or $.75 per share, payable all cash at closing. In addition, the investor will receive 1,000,000 Class A warrants and 1,000,000 Class B warrants, each set of warrants being exercisable over a three year period for the purchase of 1,000,000 shares of Common Stock at the respective exercise prices of $.75 and $1.00 per share. If all warrants are exercised, a total of 3,000,000 shares will be issued and the Company will receive a total of $2,500,000 from the Current Financing, the proceeds of which are intended to be used for the general working capital needs of the Company. Since the Current Financing involves the issuance, and reservation for issuance, of a total of 3,000,000 shares of the Company's Common Stock, the closing of the transaction is contingent upon, among other things, shareholder approval of an increase in the number of authorized shares of Common Stock of the Company.

    While the Board of Directors does not have a present plan to issue additional shares of Common Stock other than with respect to the Current Financing (and possibly in connection with the settlement of certain creditor claims which are currently being negotiated), it believes it is desirable that the Company have the flexibility to issue such shares without further stockholder action. The availability of additional shares of Common Stock will enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, acquisitions of property, settlements of claims, and other corporate purposes. The Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

    If the proposed amendment is approved, all or any of the authorized Common Stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of Common Stock otherwise than on a pro-rata basis to all current stockholders would reduce the current stockholders' proportionate interests in the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF EACH OF THE PROPOSALS TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. Each of the proposals is independent of the other and will be voted upon separately. Approval by holders of a majority of all outstanding shares of Common Stock of the Company, voting either in person or by proxy at the Meeting, is necessary for stockholder approval of each of the amendments to the Articles of Incorporation.

                    PROPOSAL IV--RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Price Waterhouse LLP ("Price Waterhouse") as the Company's independent auditors for the fiscal year ending June 30, 1997. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Price Waterhouse be submitted to stockholders for ratification due to the significance to the Company of such firm's appointment. Approval by holders of a majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of Price Waterhouse. If stockholders do not ratify the appointment of Price Waterhouse, the Board of Directors will consider the appointment of other certified public accountants. A representative of Price Waterhouse is expected to be present at the Meeting, will have an opportunity to make such statements as he or she may desire to make, and will respond to appropriate questions from stockholders of the Company.

    Price Waterhouse has served as the Company's independent auditors since it was first engaged in that capacity on November 5, 1992.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                              -------------------

ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "Annual Report") is being mailed with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you.

STOCKHOLDER PROPOSALS

    Stockholder proposals in respect of matters to be acted upon at the Company's 1997 Annual Meeting of Stockholders should be received by the Company on or before June 24, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

                                          By Order of the Board of Directors
                                          Stephen R. Greenwald,
                                          Chief Executive Officer

New York, New York
October 23, 1996

                                                                      APPENDIX A

     [APPENDIX TO FILING. FORM OF PROXY TO BE DISTRIBUTED TO SHAREHOLDERS.]
                     COMMUNICATIONS AND ENTERTAINMENT CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 22, 1996

   The undersigned hereby appoints Ira N. Smith and Stephen R. Greenwald, or either of them, each with full power of substitution, as the proxies of the undersigned and hereby authorizes them to represent and to vote as designated on the reverse side all shares of the common stock, par value $.01 per share, of Communications and Entertainment Corp. (the "Company) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on November 22, 1996 and at any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF THE COMPANY

THIS PROXY, WHEN PROPERLY RECEIVED, WILL BE VOTED IN THE MANNER INDICATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS NO. 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

       IMPORTANT--PLEASE SIGN AND DATE THE OTHER SIDE AND RETURN PROMPTLY

                          (CONTINUED ON REVERSE SIDE)

  1.  ELECTION OF DIRECTORS:
      FOR ALL NOMINEES LISTED   WITHHOLD AUTHORITY TO
      (EXCEPT AS MARKED TO THE  VOTE FOR ALL NOMINEES
      CONTRARY)                 LISTED
                [ ]                       [ ]
  2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
      ARTICLES OF INCORPORATION TO CHANGE THE NAME OF
      THE COMPANY TO "ODYSSEY PICTURES CORPORATION."
                FOR                     AGAINST
                [ ]                       [ ]
      PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
  3.  ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
      OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK
      FROM 6,666,666 SHARES TO 40,000,000 SHARES.
                FOR                     AGAINST
                [ ]                       [ ]
  4.  PROPOSAL TO RATIFY THE SELECTION OF PRICE
      WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC
      ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30,
      1997.
                FOR                     AGAINST
                [ ]                       [ ]
  5.  IN THEIR DISCRETION TO VOTE ON SUCH OTHER BUSINESS
      AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
      ADJOURNMENT OR ADJOURNMENTS THEREOF.

  1.  NOMINEES:      IRA N. SMITH, STEPHEN R. GREENWALD,
      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME
      ON THE LINE PROVIDED BELOW)
  2.
                                                   ABSTAIN
                                                     [ ]
  3.
                                                   ABSTAIN
                                                     [ ]
  4.
                                                   ABSTAIN
                                                     [ ]
  5.

WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN,
PLEASE GIVE FULL TITLE AS SUCH. IF A
CORPORATION, PLEASE SIGN IN FULL
CORPORATE NAME BY PRESIDENT OR SUCH
OTHER AUTHORIZED OFFICER. IF A
PARTNERSHIP, PLEASE SIGN IN FULL
PARTNERSHIP NAME BY AUTHORIZED PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, YOU ARE URGED TO EXECUTE AND
RETURN THIS PROXY, WHICH MAY BE
REVOKED AT ANY TIME PRIOR TO ITS USE.

DATE:
------------------------------------------------------, 1996

------------------------------------------------------------------------------
                        (SIGNATURE OF SHAREHOLDER)

------------------------------------------------------------------------------
                    (SIGNATURE OF ADDITIONAL SHAREHOLDER)

PLEASE SIGN YOUR NAME EXACTLY AS IT
APPEARS HEREON AND DATE AND RETURN
THIS PROXY IN THE REPLY ENVELOPE
PROVIDED. IF YOU RECEIVE MORE THAN ONE
PROXY CARD, PLEASE SIGN AND RETURN ALL
CARDS RECEIVED. IF SHARES ARE HELD
JOINTLY, BOTH SHAREHOLDERS MUST SIGN.